EXHIBIT 10.7

FIFTH AMENDMENT TO LOAN AGREEMENT

This Fifth Amendment to Loan Agreement (this "Fifth Amendment") is entered into as of the 28th day of December, 2011, by and among MEXCO ENERGY CORPORATION, a Colorado corporation ("Mexco"), FORMAN ENERGY CORPORATION, a New York corporation ("Forman") and SOUTHWEST TEXAS DISPOSAL CORPORATION, a Texas corporation ("Southwest'', and together with Mexco and Forman collectively "Borrowers" or individually a "Borrower") and BANK OF AMERICA, N.A., a national banking association ("Bank").

Recitals:

A.            Mexco, Forman and Bank entered into that certain Loan Agreement dated December 31, 2008, as amended by First Amendment to Loan Agreement dated December 28, 2009, by Second Amendment to Loan Agreement dated March 1, 2010, by Third Amendment to Loan Agreement dated September 30, 2010 and by Fourth Amendment to Loan Agreement dated October 22, 2010 (the "Loan Agreement").

B.            Pursuant to the terms of the Loan Agreement, Bank provided Mexco and Forman a revolving line of credit loan with a Facility No. 1 Commitment (as defined in the Loan Agreement) in the initial amount of $4,900,000.00 (the "Facility No. 1 Loan").

C.            Borrowers and Bank desire to amend the Loan Agreement to, among other matters (i) reflect the extension of the maturity date of the Facility No. 1 Loan, and (ii) make Southwest a Borrower under the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed among Bank and Borrowers as follows:

Agreement

1.            Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.            The definitions of “Borrowers” and “Borrower” in the preamble and first paragraph of the Loan Agreement are hereby amended to include Southwest, such that Southwest shall be jointly and severally bound with Mexco and Forman with respect to all of the covenants, representations and obligations of Borrowers under the Loan Agreement, including, without limitations, the obligation to pay to Bank the Facility No. 1 Loan when due in accordance with the terms of the Loan Agreement.

3.            Section 1.2 of the Loan Agreement (Availability Period) is hereby amended in its entirety to read as follows:

1.2	Availability Period.

The line of credit is available between the date of this Agreement and November 30, 2013, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 1 Expiration Date").

4.            The amount of the Borrowing Base and the Facility No. 1 Commitment under the Loan Agreement shall remain at $4,900,000 until - redetermined by Bank in accordance with Section 1.3 of the Loan Agreement.

5.            By their execution hereof, Borrowers hereby affirm and ratify all of the terms and provisions of the Loan Agreement as amended hereby, and all of the terms and provisions of the other loan documents executed in connection with the Loan Agreement.

6.            Neither the execution by Bank of this Sixth Amendment nor anything contained herein shall in any way be construed or operate as a waiver by Bank of any event of default under the Loan Agreement or the other loan documents executed in connection therewith (whether now existing or that may occur hereafter) or any of Bank's rights under the Loan Agreement or any of such other loan documents.

7.            Except as provided herein, all terms and provisions of the Loan Agreement shall remain unchanged.

8.            As an inducement to Bank to enter into this Fifth Amendment , Borrowers represent and warrant to Bank that (i) the representations and .warranties contained in the Loan Agreement are true and correct as of the date hereof, (ii) Borrowers have not breached any of the covenants contained in the Loan Agreement or the other loan documents executed in connection therewith (except as may have been waived in writing by Bank), and (iii) no event of default now exists under the Loan Agreement, nor does there exist any condition or event which, with notice and/or lapse of time, would constitute such an event of default.

9.            THIS FIFTH AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE TO FOLLOW]

EXECUTED effective as of the date first above written.

BORROWERS:		BANK:

MEXCO ENERGY CORPORATION		BANK OF AMERICA , N.A.

By:	/s/ Nicholas C. Taylor	By:	/s/ Rose M. Storey
	Nicholas C. Taylor		Rose M. Storey
	Chairman of the Board and		Assistant Vice President
Chief Executive Officer

FORMAN ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and Chief Executive Officer

SOUTHWEST TEXAS DISPOSAL CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and Chief Executive Officer